SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


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                                 FORM 8-K



                             CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934




                            January 23, 2002
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                     (Date of earliest event report)



                          WEYERHAEUSER COMPANY
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             (Exact name of registrant as specified in charter)

             Washington            1-4825            91-0470860
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           (State or other      (Commission        (IRS Employer
           jurisdiction of      File Number)       Identification
          incorporation or                            Number)
            organization)


                     Federal Way, Washington 98063-9777
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                  (Address of principal executive offices)
                                (zip code)

             Registrant's telephone number, including area code:
                             (253) 924-2345
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Item 5.  Other Events

On January 23, 2002, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today announced a fourth-quarter loss of $15 million, or a loss of 7 cents per share. This compares with earnings of $194 million, or 88 cents per share, for the same period last year.

The 2001 fourth quarter results include a previously announced nonrecurring $20 million after-tax charge, or 9 cents per share, associated with the closure of three wood products facilities.

Net sales for the fourth quarter were $3.4 billion compared with $4.0 billion last year.

For the year 2001, Weyerhaeuser reported earnings of $354 million, or $1.61 per share, compared with $840 million, or $3.72 per share, in 2000. Excluding nonrecurring after-tax items in both years, results were $397 million, or $1.81 per share, in 2001, compared with $922 million, or $4.08 per share, for 2000. Results for 2000 reflect 53 weeks of operations compared with 52 weeks in 2001.

Net sales for the year were $14.5 billion. This compares with net sales of $16 billion the prior year.

"There is little doubt that our entire industry faced significant challenges during the fourth quarter," said Steven R. Rogel, chairman, president and chief executive officer. "The worst industry conditions since 1975 affected most of our major product lines. We responded by taking significant downtime in pulp, paper and wood product operations to balance our inventories with lower order levels. The sustainable operational improvements we have made over the past several years and the performance in our real estate markets helped minimize the effect that downtime had on our earnings.

"Unfortunately, with the global economy still in recession, we see few signs of improvement for most of our markets in the first quarter of 2002," Rogel said. "We will take appropriate actions to manage to these market conditions including adjusting production schedules, continuing to close marginal performers and aggressively managing costs."

Results by segment for the fourth quarter were:

 . Timberlands - Operating earnings were $102 million compared with $139 million for the same quarter last year. The log markets weakened in the U.S. and Japan in the fourth quarter and Weyerhaeuser expects this trend to continue into the first quarter. Timberland earnings in the first quarter of 2002 are expected to be slightly lower than the 2001 fourth quarter.

 . Wood Products - An operating loss of $47 million before the pre-tax charge of $32 million associated with the announced closure of three facilities and $21 million accrued for countervailing duties and anti-dumping penalties on lumber shipped to the United States from Canada. This compares with operating earnings of $19 million for fourth quarter 2000.

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  Prices for nearly all product lines in the fourth quarter were weak.  In response to market conditions, Weyerhaeuser's wood products operations took significant downtime or adjusted operating schedules during the fourth quarter. Demand and pricing for engineered wood products was slightly better than other product lines. Wood products markets improved modestly toward the end of the quarter and some seasonal improvement is expected in the first quarter of 2002. Weyerhaeuser expects that losses in this segment will narrow in the first quarter.

 . Pulp, Paper and Packaging - Operating earnings for fourth quarter were $56 million compared with $263 million last year. Improved operating efficiencies contributed to the results despite extensive market-related downtime taken during the quarter. Market conditions for many products weakened during the quarter, putting additional pressure on most prices. Earnings for the Pulp, Paper and Packaging sector in the first quarter of 2002 are expected to be somewhat lower when compared to fourth quarter 2001.

 . Real estate and related assets - Operating earnings were $58 million compared with $78 million the same quarter in 2000. Strong housing markets in the sector's operating areas contributed to the earnings. At year-end, these housing markets remained steady and the company reported a strong backlog of orders that should contribute to slightly higher earnings in the first quarter.

In other fourth quarter items, Weyerhaeuser said:

 . It has achieved its goal of $200 million in pre-tax synergies related to the integration of MacMillan Bloedel and Trus Joist one year ahead of schedule.

 . At the end of 2001, the company had achieved approximately $100 million in ongoing annual savings through its initiatives to improve the delivery of support services. Cumulative one-time costs for these initiatives were $82 million.

 . On Jan. 21, the company announced an agreement in principle to acquire
  Willamette Industries. Forward-looking statements are for Weyerhaeuser on a stand-alone basis.

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Weyerhaeuser will hold a conference call on Jan. 23 to discuss results of the fourth quarter at 8 a.m. PST (11 a.m. EST). The call may be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

Listeners may also access the conference call from within North America by dialing 1-877-888-4210 at least 15 minutes prior to the start of the conference. Those wishing to access the call from outside North America should dial 1-416-695-9757. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 1-888-509-0081 within North America and at 1-416-695-9728 from outside North America.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2001, sales were $14.5 billion. It has offices or operations in 17 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
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This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; performance of the company's manufacturing operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from terrorist activity, fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S.
dollar and the Euro, and restrictions on international trade or tariffs imposed on imports. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 WEYERHAEUSER COMPANY


                                         By   /s/ Steven J. Hillyard
                                              -----------------------------
                                         Its: Vice President and Controller
Date:  January 24, 2002

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